UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2018

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2018, Cyanotech Corporation, a Nevada corporation (the “Company”), named Mawae Morton its Chief Executive Officer. Gerry Cysewski, the incumbent Chief Executive Officer of the Company will resume his previous role as the Chief Scientific Officer. The role of President, which was previously held by Mr. Morton, will be vacant for the time being.

In connection with the foregoing changes, the Company and Mr. Morton agreed to amend Mr. Morton’s Executive Employment Agreement pursuant to that certain First Amendment to Executive Employment Agreement, dated as of January 10, 2018 (the “Amendment”). Under the terms of the Amendment, Mr. Morton will receive an annual salary of $300,000, which will increase to $325,000 after six months of service as Chief Executive Officer. Mr. Morton will be eligible to receive a fiscal year-end bonus of up to 50% of his then-current annual salary based on performance and earnings targets and other standards to be established by the Board of Directors. Mr. Morton will be awarded an additional 45,000 stock option grants (the “Options”) under the Company’s 2016 Equity Incentive Plan (the “Plan”), subject to the terms of the Plan and a Stock Option Grant Notice and Option Agreement. The exercise price per share of the Options is $3.83, which was the closing market price on the date of grant.  The Options are scheduled to vest over three years at 15,000 shares per year.  Mr. Morton will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers.

Also effective January 24, 2018, the Board of Directors of the Company (the “Board”) unanimously appointed Mr. Morton to serve as a director in a newly-created seat on the Board. Mr. Morton will serve for a term expiring at the Company’s annual meeting of stockholders in 2018 and until his successor shall have been duly elected and qualified or until his earlier resignation or removal. The Board also appointed Mr. Cysewski as the Vice Chairman of the Board.

Mr. Morton has served as a strategic consultant to the Company since January 1, 2017, and as the President of the Company since July 14, 2017. Prior to that, he was the Chief Executive Officer of HBE BiorefineryCo, a Hawaii based forestry and bioenergy development company, and President of Matariki Group LLC, which provides consulting services for project development with a focus on renewable energy, forestry, agribusiness and environmental planning. Mr. Morton has also served as the Strategic Resource Manager for Kamehameha Schools, the largest land owner in Hawaii, and Managing Director at Merica International, a privately owned group of companies with global interests in the renewable energy sector. Mr. Morton holds a Master’s degree in Public Policy from Victoria University of Wellington and a Bachelor’s degree in agriculture from Massy University, in New Zealand.

Item 8.01.     Other Events.

On January 24, 2018, the Company issued a press release that publicly announced the appointment of Mr. Morton to serve as Chief Executive Officer. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	First Amendment to Executive Employment Agreement, dated January 10, 2018, by and between Mawae Morton and Cyanotech Corporation
99.1	Press Release, dated January 24, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2018

CYANOTECH CORPORATION

By:	/s/ Jole Deal
Name: Jole Deal
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	First Amendment to Executive Employment Agreement, dated January 10, 2018, by and between Mawae Morton and Cyanotech Corporation
99.1	Press Release, dated January 24, 2018